UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

Cambium Learning Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17855 N. Dallas Parkway, Suite 400, Dallas, TX		75287
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (214) 932-9500

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2013, Cambium Learning Group, Inc. (the “Company”) held its annual meeting of stockholders at which the stockholders voted upon (i) the re-election of Thomas Kalinske, Harold Levy and Joe Walsh as Class I directors to the Company’s Board of Directors for three-year terms and (ii) the ratification of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The stockholders elected the three nominees as Class I directors and approved the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Company had 46,904,200 shares of Common Stock outstanding as of March 18, 2013, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 45,373,880 shares of Common Stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1: The shareholders voted to elect the following individuals as Class I directors for a three-year term with the votes shown:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas Kalinske	42,079,367	0	283,449	3,011,064
Harold Levy	42,079,367	0	283,449	3,011,064
Joe Walsh	41,930,972	0	431,844	3,011,064

Proposal 2: A proposal to ratify Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was adopted with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,330,834	41,425	1,621	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer of the registrant.

Date: May 21, 2013

CAMBIUM LEARNING GROUP, INC.

By:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President